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                                                                   Exhibit 10(e)

                               ENERGEN CORPORATION
                             1988 STOCK OPTION PLAN
                         (AS AMENDED NOVEMBER 25, 1997)

         The purpose of this Plan is to provide a means whereby Energen Corporation may, through the grant of stock options, stock appreciation rights, and dividend equivalents to key employees, attract and retain persons of ability as employees and motivate such employees to exert their best efforts on behalf of Energen Corporation and its subsidiaries.

         1. DEFINITIONS. Unless otherwise indicated, as used herein the following terms shall have the respective meanings set forth below:

         "Board" means the Board of Directors of Energen Corporation.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Committee" means the Officer Review Committee of the Board consisting of not less than three members appointed by the Board and serving at the Board's pleasure.

         "Company" means Energen Corporation and any successor corporation by merger or other reorganization.

         "Expiration Date" means the last day on which an option issued under the Plan may be exercised, as such date may be extended pursuant to Section 5(a).

         "Fair Market Value" means, (i) with respect to a share of Stock, the closing price of the Stock on the New York Stock Exchange (or such other exchange or system on which the Stock then trades or is quoted) on the most recent trading date preceding the date of payment, cancellation or withholding for which such valuation is made, and (ii) with respect to other consideration means fair market value as may be reasonably determined by the Committee.

         "Incentive Stock Options" means options granted under the Plan to purchase Stock which at the time of grant qualify as "incentive stock options" within the meaning of Section 422A of the Code.

         "Key Employees" means those employees (including officers and inside directors) of the Company or any Subsidiary who, in the judgment of the Committee are of special importance to the success or prospects of the Company.

         "Nonqualified Stock Options" means options granted under the Plan to purchase Stock which are not Incentive Stock Options.

         "Plan" means this Energen Corporation 1988 Stock Option Plan.

         "Stock" means the common stock, par value $.01 per share of the Company.


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         "Subsidiary" means any corporation which at the time an option is granted under the Plan qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" contained in Section 425(f) of the Code, or any similar provision hereinafter enacted, except that such term shall not include any corporation which is classified as a foreign corporation pursuant to
Section 7701 of the Code.

         "Ten Percent Stockholder" means an individual who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company.

         2. SHARES SUBJECT TO THE PLAN. Options may be granted by the Company from time to time to Key Employees to purchase an aggregate of 180,000 shares of Stock, and such amounts of shares shall be reserved for options granted under the Plan (subject to adjustment as provided in Section 5(h)). The shares issued upon exercise of options granted under the Plan may be authorized and unissued shares or shares held by the Company in its treasury. If any option granted under the Plan shall terminate or expire, other than pursuant to Section 5(j), as to any shares, new options may thereafter be granted covering such shares. If any option granted under the Plan shall be cancelled as to any shares pursuant to Section 5(j) (stock appreciation rights), then new options may not thereafter be granted covering such shares.

         3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee. Each member of the Committee shall be both a member of the Board who is not eligible to receive any option under the Plan and a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 or any successor rule or regulation. Any vacancy occurring in the membership of the Committee shall be filled by appointment by the Board.

         The Committee may interpret the Plan, prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, or for the continued qualification of any Incentive Stock Options granted thereunder and make such other determinations and take such other actions as it deems necessary or advisable, except as otherwise expressly reserved to the Board in the Plan. Without limiting the generality of the foregoing sentence, the Committee may, in its discretion, treat all or any portion of any period during which an optionee is on military or on an approved leave of absence from the Company or a Subsidiary as a period of employment of such optionee by the Company or such Subsidiary as the case may be, for purposes of accrual of his rights under the Plan. Any interpretation, determination or other action made or taken by the Committee shall be final, binding and conclusive.

         4. GRANT OF OPTIONS. Subject to the provisions of the Plan, the Committee shall (a) determine and designate from time to time those Key Employees to whom options are to be granted and the number of shares of Stock to be optioned to each employee; (b) authorize the granting of Incentive Stock Options, Nonqualified Stock Options, or combination of Incentive Stock Options and Nonqualified Stock Option; (c) determine the number of shares subject to each option; (d) determine the time or times when and the manner in which each option shall contain a stock appreciation right and/or dividend equivalents; provided, however, that (i) no Incentive Stock Option shall be granted after the expiration of ten years from the effective date of the Plan specified in Section 8, below and (ii) the aggregate fair market value (determined as of the date the option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time


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by any employee during any calendar year (under all plans of the Company and its
Subsidiaries) shall not exceed $100,000.

         5. TERMS AND CONDITIONS OF OPTIONS. Each option granted under the Plan shall be evidenced by an agreement, in a form approved by the Committee. Such agreement shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

                  (a) Option Period. Each option agreement shall specify the period for which the option thereunder is granted and shall provide that the option shall expire at the end of such period. The Committee may extend such period provided that, in the case of an Incentive Stock Option, such extensions shall not in any way disqualify the option as an Incentive Stock Option. In no case shall such period for an Incentive Stock Option, including any such extensions, exceed ten years from the date of grant, provided, however that, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, such period, including extensions, shall not exceed five years from the date of grant.

                  (b) Option Price. The option price per share shall be determined by the Committee at the time any option is granted, and shall be not less than (i) the fair market value, or (ii) in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110 percent of the fair market value (but in no event less than the par value) of one share of Stock on the date the option is granted, as determined by the Committee.

                  (c) Exercise of Option. No part of any option may be exercised until the optionee shall have remained in the employ of the Company or of a Subsidiary for such period, if any, as the Committee may specify in the option agreement, and the option agreement may provide for exercisability in installments. The Committee shall have full authority to accelerate for any reason it deems appropriate the vesting schedule of all or any part of any option issued under the Plan.

                  (d) Payment of Purchase Price upon Exercise. Each option shall provide that the purchase price of the shares as to which an option shall be exercised shall be paid to the Company at the time of exercise either in cash, in Stock already owned by the optionee having a total Fair Market Value, equal to the purchase price, or a combination of cash and Stock having a total Fair Market Value, equal to the purchase price. In addition the Committee in its discretion may accept such other consideration or combination of other consideration, cash and/or Stock as the Committee shall deem to be appropriate and to have a total Fair Market Value equal to the purchase price.

                  (e) Exercise in the Event of Death or Termination of Employment. If an optionee's employment by the Company or a Subsidiary shall terminate because of the optionee's (i) death, (ii) disability, or (iii) retirement in accordance with the terms of the Company's tax-qualified retirement plans, the optionee's options may be exercised on or prior to the applicable Expiration Dates, but only to the extent that such options were exercisable on the date of such termination. Except as may be otherwise determined by the Committee, if an optionee's employment by the Company or a subsidiary shall terminate for any reason other than those set forth in the preceding sentence, then all unexercised options under the


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         Plan held by the optionee (vested or unvested) shall terminate as of the date of termination of employment. Without limiting the generality of Section 5(c), the Committee shall have full authority to accelerate (including retroactively) the vesting schedule of all or any part of any option issued under the Plan and held by an employee who has terminated or plans to terminate his or her employment, such that a terminated employee, his heirs or personal representatives may exercise (at such time or times on or prior to the applicable Expiration Dates as may be specified by the Committee) any part or all of any unvested option under the Plan held by such employee at the date of his or her termination of employment.

                  (f) Nontransferability. Except as may otherwise be provided in this Section 5(f), no option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution and, during the lifetime of the optionee, an option shall be exercisable only by the optionee. The foregoing notwithstanding, the optionee may transfer Nonqualified Stock Options to (i) the optionee's spouse or natural, adopted or step-children or grandchildren (including the optionee, "Immediate Family Members"), (ii) a trust for the benefit of one or more of the Immediate Family Members, (iii) a family charitable trust established by one or more of the Immediate Family Members, or (iv) a partnership in which the only partners are one or more of the Immediate Family Members. Any options so transferred shall not be further transferable except in accordance with the terms of this Plan, shall remain subject to all terms and conditions of the Plan and the applicable option agreement, and may be exercised by the transferee only to the extent that the optionee would have been entitled to exercise the option had the option not been transferred.

                  (g) Investment Representation. Each option agreement may provide that, to the extent reasonably necessary to assure compliance with all applicable securities laws, upon demand by the Committee for such a representation, the optionee (or any person acting under paragraph 5(e)) shall deliver to the Committee at the time of any exercise of an option or portion thereof or settlement of stock appreciation rights or dividend equivalents a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an option and prior to the expiration of the option period shall be a condition precedent to the right of the optionee or such other person to purchase any shares.

                  (h) Adjustments in Event of Change in Common Stock. In the event of any change in the Stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or rights offering to purchase Stock at a price substantially below fair market value, or of any similar change affecting the Stock, the number and kind of shares which thereafter may be optioned and sold under the Plan and the number and kind of shares subject to option in outstanding option agreements and the purchase price per share thereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

                  (i) Incentive Stock Options. Each option agreement which provides for the grant of an Incentive Stock Option to a participant shall contain such terms and provisions as the


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         Committee may determine to be necessary or desirable in order to qualify such option as an "incentive stock option" within the meaning of Section 422A of the Internal Revenue Code of 1954, or any amendment thereof or substitute therefor.

                  (j) Stock Appreciation Right. Each option agreement may provide that the optionee may from time to time elect to cancel all or any portion of the option then subject to exercise, in which event the Company's obligation in respect of such option may be discharged by payment to the optionee of an amount in cash equal to the excess, if any, of the Fair Market Value at the time of cancellation of the shares subject to the option or the portion thereof so cancelled over the aggregate purchase price for such shares as set forth in the option agreement, or, if mutually agreed by the Committee and the optionee (i) the issuance or transfer to the optionee of shares of Stock with a Fair Market Value equal to any such excess, or (ii) a combination of cash and shares of Stock with a combined value equal to any such excess. Any such right to elect such cancellation shall be transferrable only by will or by the laws of descent and distribution. During the lifetime of the optionee, such right shall be exercisable only by the optionee.

                  (k) Dividend Equivalents. Each option agreement may provide that upon (i) exercise of all or part of a Nonqualified Stock Option,
         (ii) cancellation of all or part of such option pursuant to paragraph 5(j), or (iii) the occurrence of an Expiration Date, for no additional consideration, the optionee shall be paid an additional amount equal to the aggregate amount of cash dividends which would have been paid on the shares of Stock purchased upon such exercise or with respect to which such cancellation or expiration occurs, if such shares had been issued and outstanding during the period commencing with the option grant date and ending on the date of option exercise, cancellation or expiration, plus an amount equal to the interest that such dividends would have earned from the respective dividend payment dates if deposited in an account bearing interest, compounded quarterly on each April 1, July 1, October 1 and January 1, at a rate calculated as follows. For purposes of the preceding sentence, the assumed interest rate in effect for a calendar quarter shall be the announced prime rate of AmSouth Bank, N.A. (or such comparable rate of a comparable institution as the Committee may from time to time determine) in effect on the first day of such calendar quarter. Such additional amount shall be paid by cash, or if mutually agreed by the Committee and the optionee, (i) by the issuance of Stock having a Fair Market Value equal to any such excess or (ii) a combination of cash and shares of Stock having a combined Fair Market Value equal to any such excess.

                  (l) Withholding. The Company shall not be required to issue or deliver any certificates for shares of Stock or make any other payment or settlement with respect to the exercise of an option or settlement of stock appreciation rights or dividend equivalents unless arrangements reasonably satisfactory to the Company have been made for all resulting withholding and other tax obligations which are or may become applicable to the Company. Subject to compliance with all applicable securities and tax laws and regulations and provided that such transaction does not fall within the scope of Section 16(b) of the Securities and Exchange Act of 1934, an optionee may satisfy all or any part of the tax withholding obligation arising from the exercise of stock options or the settlement of stock appreciation rights or dividend equivalents under the Plan, by electing to have the Company withhold (from the Stock to be delivered to the optionee upon such exercise or settlement)


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         shares of Stock having a Fair Market Value equal to the amount required to be withheld under applicable tax laws. Any election under this
         Section 5(l) must be made in writing delivered to the Company prior to the date that the amount of tax to be withheld is to be determined and will be irrevocable.

                  (m) No Rights as Shareholder. No optionee shall have any rights as a shareholder with respect to any shares subject to the optionee's option prior to the date of issuance to the optionee of a certificate or certificates for such shares.

                  (n) No Rights to Continued Employment. The Plan and any option granted under the Plan shall not confer upon any optionee any right with respect to continuance of employment by the Company or any Subsidiary or any right to further grants under the Plan, nor shall they interfere in any way with the right of the Company or any Subsidiary by which an optionee is employed to terminate the optionee's employment at any time.

         6. COMPLIANCE WITH OTHER LAWS AND REGULATIONS. The Plan, the grant and exercise of options thereunder, and the obligations of the Company to sell and deliver shares under such options, shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (a) the listing of such shares on any stock exchange on which the Stock may then be listed and
(b) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

         7. AMENDMENT AND DISCONTINUANCE. The Board of Directors of the Company may from time to time amend, suspend or discontinue the Plan; provided, however, that, subject to the provisions of paragraph 5(h) no action of the Board of Directors or of the Committee may (i) increase the number of shares reserved for options pursuant to Section 2, (ii) permit the granting of any option at the option price less than that determined in accordance with paragraph 5(b), or
(iii) permit the granting of options which expire beyond the period provided for in paragraph 5(a). Without the written consent of an optionee, no amendment or suspension of the Plan shall alter or impair any option previously granted to the optionee under the Plan.

         8. EFFECTIVE DATE OF THE PLAN. The effective date of the Plan shall be November 23, 1988, the date of its adoption by the Board, subject to approval by shareholders of the Company holding not less than a majority of the shares present and voting at its January 1989 Annual Meeting. Options may be granted under the Plan by the Committee as provided herein prior but subject to such subsequent shareholder approval of the Plan.

         9. NAME. The Plan shall be known as the "Energen Corporation 1988 Stock Option Plan."

         10. DEFERRAL UNDER 1997 DEFERRED COMPENSATION PLAN. If and to the extent permitted under the Energen Corporation 1997 Deferred Compensation Plan (the "Deferred Compensation Plan), an optionee may elect pursuant to the Deferred Compensation Plan to defer receipt of part or all of shares of Stock and other consideration deliverable to the optionee under this Plan and upon such deferral shall have no further right with respect to such deferred shares or other consideration other than as provided under the Deferred Compensation Plan. In the event of such a deferral election, certificates for such shares of Stock as would have otherwise been issued under the Plan but for the deferral election may at the discretion of the Company be delivered to the Trustee under


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the Deferred Compensation Plan and registered in the name of the Trustee or such other person as the Trustee may direct. Regardless of whether such deferred shares are issued to the Trustee, they shall constitute "issued" shares for purposes of the Plan's maximum number of shares limitation set forth in Section 2.

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         As adopted November 23, 1988 by the Board of Directors, approved
January 25, 1989 by the Shareholders, and subsequently amended September 24, 1997 and November 25, 1997 by the Board of Directors.



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